Exhibit 99.1

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2020

THIRD-QUARTER OPERATING RESULTS

•	Third-quarter reported net sales increased 4.3 percent year-over-year to $1.46 billion; internal sales also increased 4.3 percent.

•	Adjusted operating margin[1] increased 40 bps to 4.3 percent.

•	Dental segment internal sales increased 8.0 percent driven by growth in consumables, equipment and value-added services.

•	Animal Health segment internal sales increased 1.3 percent.

•	Delivered third-quarter GAAP earnings of $0.24 per diluted share and adjusted earnings[1] of $0.47 per diluted share.

•	Raises fiscal 2020 GAAP earnings guidance range to $0.49 to $0.54 per diluted share, and adjusted earnings[1] guidance range to $1.50 to $1.55 per diluted share.

St. Paul, Minn. — February 27, 2020 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.46 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 25, 2020, an increase of 4.3 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, also increased 4.3 percent.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal 2020 totaled $23.2 million, or $0.24 per diluted share, compared to $31.2 million, or $0.33 per diluted share, in the third quarter of fiscal 2019. The year-over-year decrease in the period is primarily the result of a pre-tax charge related to the early retirement of debt and restructuring costs.

Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring expenses, legal expenses, accelerated debt-related costs and discrete tax matters, totaled $44.5 million for the third quarter of fiscal 2020, or $0.47 per diluted share, compared to $35.6 million in the same quarter of fiscal 2019, or $0.38 per diluted share. The year-over-year increase in the period is primarily attributable to the improved performance across all three categories of Patterson’s dental segment, including consumables, equipment and value-added services.

“Patterson’s focused and disciplined approach to accelerate performance drove both improved top-line growth and margin expansion during the third quarter,” said Mark Walchirk, President and CEO of Patterson Companies. “In our Dental segment, we achieved positive consumables growth and continued to generate strong sales growth in equipment and value-added services. In Animal Health, we delivered continued growth in our companion business and trends in our production business improved despite end market challenges. As a result of our improved performance, we are raising our fiscal 2020 adjusted earnings guidance range to $1.50 to $1.55 from its prior range of $1.36 to $1.46 per diluted share.”

Patterson Dental

Reported net sales in our Dental segment for the third quarter of fiscal 2020, which represented approximately 44 percent of total company sales, were $626.6 million compared to $579.7 million in the third quarter of last year. Internal sales increased 8.0 percent compared to the fiscal 2019 third quarter.

Patterson Animal Health

Reported net sales in our Animal Health segment for the third quarter of fiscal 2020, which comprised approximately 56 percent of the company’s total sales, were $817.3 million compared to $807.5 million in the third quarter of last year. Internal sales for the segment increased 1.3 percent from the fiscal 2019 third quarter.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first nine months of fiscal 2020 Patterson Companies used $169.0 million of cash from operating activities and collected deferred purchase price receivables of $359.3 million, netting $190.3 million in cash, compared to a total of $384.9 million in the first nine months of fiscal 2019. The previous year period contained a trade accounts receivable facility amount of $171.0 million and the current period contained a trade accounts receivable facility amount of $29.0 million. Free cash flow1 (see definition below and attached free cash flow table) generated year-to-date in fiscal 2020 is $51.5 million lower than the year ago period primarily due to the timing of cash conversion associated with the financing of a higher level of equipment sales and increased inventory.

In the third quarter of fiscal 2020, Patterson Companies paid $25.0 million in cash dividends to shareholders. On a year-to-date basis, Patterson has returned $75.5 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated reported net sales for the first nine months of fiscal 2020 totaled $4.2 billion, a 1.6 percent year-over-year increase. Internal sales have increased 2.2 percent compared to the first nine months of fiscal 2019. Reported net income attributable to Patterson Companies, Inc. was $20.1 million, or $0.21 per diluted share, compared to $55.6 million, or $0.60 per diluted share in last year’s period. The year-over-year decline is primarily due to an increase in legal expenses and a pre-tax charge related to the early retirement of debt, partially offset by an investment gain. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring expenses, legal expenses, accelerated debt-related costs, discrete tax matters and an investment gain, totaled $106.5 million, or $1.12 per diluted share, compared to $95.9 million, or $1.03 per diluted share, in the year-ago period. The year-over-year increase is primarily attributable to improved performance in the dental segment across consumables, equipment and value-added services.

FY2020 Guidance

Patterson Companies today updated its fiscal 2020 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are now expected to be in the range of $0.49 to $0.54 per diluted share.

•	Non-GAAP adjusted earnings[1] are now expected to be in the range of $1.50 to $1.55 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of the following approximate amounts:

•	Deal amortization costs of $28.2 million ($0.30 per diluted share).

•	Integration and business restructuring expenses of $12.4 million ($0.13 per diluted share).

•	Legal expenses of $74.1 million ($0.78 per diluted share).

•	Accelerated debt-related costs of $7.5 million ($0.08 per diluted share).

•	Investment gain of $26.5 million ($0.28 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2019.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization costs, integration and business restructuring expenses, legal expenses, accelerated debt-related costs and an investment gain, along with the related tax effects of these items.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

The term “free cash flow” used in this release is defined as net cash provided by (used in) operating activities less capital expenditures less the one-time benefit from the initiation of our trade account receivables facility plus collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s third-quarter performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Third-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2020 third-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2020 third-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 8859746 when prompted.

About Patterson Companies, Inc.

Patterson Companies, Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those disclosed in the statement.

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the effects of the highly competitive dental and animal health supply markets in which we compete; general economic conditions, including political and economic uncertainty; our dependence on relationships with sales representatives, service technicians and customers; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on suppliers for the manufacture and supply of the products we sell; the risk that private label sales could adversely affect our sales of other products; our dependence on positive perceptions of Patterson’s reputation; litigation risks, including new or unanticipated litigation developments; changes in consumer preferences; fluctuations in quarterly financial results; risks from the expansion of customer purchasing power; increased competition from third-party online commerce sites; the risks inherent in international operations, including currency fluctuations; the effects of health care reform; failure to comply with regulatory requirements and data privacy laws; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; volatility in the financial markets; volatility in the price of our common stock; our dependence on our senior management; disruptions from our enterprise resource planning system initiatives; and risks associated with interest rate fluctuations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K, and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019
Net sales	$1,456,155	$1,396,745	$4,203,550	$4,137,817
Gross profit	311,830	299,509	903,378	878,248
Operating expenses	268,014	254,146	861,034	787,155

Operating income	43,816	45,363	42,344	91,093
Other income (expense):
Other income, net	2,307	1,427	34,493	8,621
Interest expense	(16,584)	(9,172)	(34,320)	(29,849)

Income before taxes	29,539	37,618	42,517	69,865
Income tax expense	6,567	6,564	23,087	14,674

Net income	22,972	31,054	19,430	55,191
Net loss attributable to noncontrolling interests	(255)	(171)	(710)	(447)

Net income attributable to Patterson Companies, Inc.	$23,227	$31,225	$20,140	$55,638

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.25	$0.34	$0.21	$0.60

Diluted	$0.24	$0.33	$0.21	$0.60

Weighted average shares:
Basic	94,267	92,818	94,052	92,677
Diluted	95,021	93,653	94,828	93,347
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 25, 2020	April 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$106,169	$95,646
Receivables, net	451,255	582,094
Inventory	866,313	761,018
Prepaid expenses and other current assets	268,937	165,605

Total current assets	1,692,674	1,604,363
Property and equipment, net	306,687	305,790
Operating lease right-of-use assets	83,302	—
Goodwill and identifiable intangibles, net	1,140,342	1,167,379
Long-term receivables, net and other	290,547	191,737

Total assets	$3,513,552	$3,269,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$802,610	$648,418
Other accrued liabilities	272,300	203,319
Operating lease liabilities	31,547	—
Current maturities of long-term debt	—	23,975
Borrowings on revolving credit	95,000	—

Total current liabilities	1,201,457	875,712
Long-term debt	587,455	725,341
Non-current operating lease liabilities	53,413	—
Other non-current liabilities	199,259	187,709

Total liabilities	2,041,584	1,788,762
Stockholders’ equity	1,471,968	1,480,507

Total liabilities and stockholders’ equity	$3,513,552	$3,269,269

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 25, 2020	January 26, 2019
Operating activities:
Net income	$19,430	$55,191
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	61,892	62,425
Investment gain	(34,334)	—
Non-cash employee compensation	28,661	22,282

Accelerated amortization of costs on early retirement of debt	8,984	—
Deferred consideration in securitized receivables	(359,329)	(308,592)
Change in assets and liabilities, net of acquired	105,740	245,038

Net cash provided by (used in) operating activities	(168,956)	76,344

Investing activities:
Additions to property and equipment	(32,872)	(33,926)
Collection of deferred purchase price receivables	359,329	308,592
Other investing activities	—	2,875

Net cash provided by investing activities	326,457	277,541

Financing activities:
Dividends paid	(75,522)	(74,731)
Proceeds from issuance of long-term debt, net	296,700	—
Payments on long-term debt	(460,840)	(244,010)
Draw on revolving credit	95,000	13,000
Other financing activities	(3,319)	6,228

Net cash used in financing activities	(147,981)	(299,513)

Effect of exchange rate changes on cash	1,003	75

Net change in cash and cash equivalents	10,523	54,447
Cash and cash equivalents at beginning of period	95,646	62,984

Cash and cash equivalents at end of period	$106,169	$117,431

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 25, 2020	January 26, 2019	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,091,571	$1,079,566	1.1%	0.3%	(0.3)%	1.1%
Equipment and software	270,325	234,251	15.4	0.1	—	15.3
Value-added services and other	94,259	82,928	13.7	0.2	—	13.5

Total	$1,456,155	$1,396,745	4.3%	0.2%	(0.2)%	4.3%

Dental
Consumable	$300,406	$294,708	1.9%	0.1%	—%	1.8%
Equipment and software	252,874	217,649	16.2	0.1	—	16.1
Value-added services and other	73,309	67,376	8.8	0.1	—	8.7

Total	$626,589	$579,733	8.1%	0.1%	—%	8.0%

Animal Health
Consumable	$791,165	$784,858	0.8%	0.3%	(0.4)%	0.9%
Equipment and software	17,451	16,602	5.1	—	—	5.1
Value-added services and other	8,669	6,035	43.6	1.1	—	42.5

Total	$817,285	$807,495	1.2%	0.3%	(0.4)%	1.3%

Corporate
Value-added services and other	$12,281	$9,517	29.0%	—%	—%	29.0%

Total	$12,281	$9,517	29.0%	—%	—%	29.0%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 25, 2020.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 25, 2020	January 26, 2019	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Nine Months Ended
Consolidated net sales
Consumable	$3,315,759	$3,327,214	(0.3)%	(0.4)%	(0.3)%	0.4%
Equipment and software	612,167	563,269	8.7	(0.1)	—	8.8
Value-added services and other	275,624	247,334	11.4	(0.1)	—	11.5

Total	$4,203,550	$4,137,817	1.6%	(0.4)%	(0.2)%	2.2%

Dental
Consumable	$905,540	$902,753	0.3%	(0.1)%	—%	0.4%
Equipment and software	566,750	520,292	8.9	(0.1)	—	9.0
Value-added services and other	220,038	205,268	7.2	(0.1)	—	7.3

Total	$1,692,328	$1,628,313	3.9%	(0.1)%	—%	4.0%

Animal Health
Consumable	$2,410,219	$2,424,461	(0.6)%	(0.6)%	(0.4)%	0.4%
Equipment and software	45,417	42,977	5.7	—	—	5.7
Value-added services and other	27,376	20,679	32.4	(1.2)	—	33.6

Total	$2,483,012	$2,488,117	(0.2)%	(0.6)%	(0.4)%	0.8%

Corporate
Value-added services and other	$28,210	$21,387	31.9%	—%	—%	31.9%

Total	$28,210	$21,387	31.9%	—%	—%	31.9%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 25, 2020.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended

	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019
Operating income (loss)
Dental	$48,822	$51,120	$135,458	$128,587
Animal Health	13,438	15,033	51,236	56,096
Corporate	(18,444)	(20,790)	(144,350)	(93,590)

Total	$43,816	$45,363	$42,344	$91,093

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses	Accelerated debt-related costs	Discrete tax matters	Investment gain	Non-GAAP
Operating income	$43,816	$9,267	$7,714	$2,288	$—	$—	$—	$63,085
Other income (expense), net	(14,277)	—	—	—	8,984	—	—	(5,293)

Income before taxes	29,539	9,267	7,714	2,288	8,984	—	—	57,792
Income tax expense (benefit)	6,567	2,200	1,928	572	2,246	—	—	13,513

Net income	22,972	7,067	5,786	1,716	6,738	—	—	44,279
Net loss attributable to noncontrolling interests	(255)	—	—	—	—	—	—	(255)

Net income attributable to Patterson Companies, Inc.	$23,227	$7,067	$5,786	$1,716	$6,738	$—	$—	$44,534

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.24	$0.07	$0.06	$0.02	$0.07	$—	$—	$0.47

Operating income as a % of sales	3.0%							4.3%
Effective tax rate	22.2%							23.4%
For the three months ended January 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses	Accelerated debt-related costs	Discrete tax matters	Investment gain	Non-GAAP
Operating income	$45,363	$9,274	$—	$—	$—	$—	$—	$54,637
Other income (expense), net	(7,745)	—	—	—	—	—	—	(7,745)

Income before taxes	37,618	9,274	—	—	—	—	—	46,892
Income tax expense (benefit)	6,564	2,219	—	—	—	2,686	—	11,469

Net income	31,054	7,055	—	—	—	(2,686)	—	35,423
Net loss attributable to noncontrolling interests	(171)	—	—	—	—	—	—	(171)

Net income attributable to Patterson Companies, Inc.	$31,225	$7,055	$—	$—	$—	$(2,686)	$—	$35,594

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.33	$0.08	$—	$—	$—	$(0.03)	$—	$0.38

Operating income as a % of sales	3.2%							3.9%
Effective tax rate	17.4%							24.5%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses‡	Accelerated debt-related costs	Discrete tax matters	Investment gain	Non-GAAP
Operating income	$42,344	$27,758	$13,461	$81,254	$—	$—	$—	$164,817
Other income (expense), net	173	—	—	—	9,943	—	(34,334)	(24,218)

Income before taxes	42,517	27,758	13,461	81,254	9,943	—	(34,334)	140,599
Income tax expense (benefit)	23,087	6,601	3,370	7,113	2,486	—	(7,884)	34,773

Net income	19,430	21,157	10,091	74,141	7,457	—	(26,450)	105,826
Net loss attributable to noncontrolling interests	(710)	—	—	—	—	—	—	(710)

Net income attributable to Patterson Companies, Inc.	$20,140	$21,157	$10,091	$74,141	$7,457	$—	$(26,450)	$106,536

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.21	$0.22	$0.11	$0.78	$0.08	$—	$(0.28)	$1.12

Operating income as a % of sales	1.0%							3.9%
Effective tax rate	54.3%							24.7%
For the nine months ended January 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses	Accelerated debt-related costs	Discrete tax matters	Investment gain	Non-GAAP
Operating income	$91,093	$28,955	$—	$28,263	$—	$—	$—	$148,311
Other income (expense), net	(21,228)	—	—	—	—	—	—	(21,228)

Income before taxes	69,865	28,955	—	28,263	—	—	—	127,083
Income tax expense (benefit)	14,674	6,794	—	7,523	—	2,686	—	31,677

Net income	55,191	22,161	—	20,740	—	(2,686)	—	95,406
Net loss attributable to noncontrolling interests	(447)	—	—	—	—	—	—	(447)

Net income attributable to Patterson Companies, Inc.	$55,638	$22,161	$—	$20,740	$—	$(2,686)	$—	$95,853

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.60	$0.24	$—	$0.22	$—	$(0.03)	$—	$1.03

Operating income as a % of sales	2.2%							3.6%
Effective tax rate	21.0%							24.9%

‡

Includes costs and expenses incurred in the first quarter of fiscal 2020 of $17,666 related to the settlement of litigation with SourceOne Dental, Inc., costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $5,288 related to other settlements.

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended

	January 25, 2020	January 26, 2019
Net cash provided by (used in) operating activities	$(168,956)	$76,344
Additions to property and equipment	(32,872)	(33,926)
Collection of deferred purchase price receivables	359,329	308,592
Impact of trade account receivables facility	(29,000)	(171,000)

Free cash flow	$128,501	$180,010